Exhibit 10.1

Execution Copy

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into this 10th day of July 2008 by and among Rohm and Haas Company, a Delaware corporation (the “Company”), The Dow Chemical Company (the “Purchaser”), and each of (i) John C. Haas, John Otto Haas, Thomas Willaman Haas, William David Haas and Wachovia Bank, N.A., as trustees of the trust (Tax Identification No. 23-6226975) (the “First 1945 Trust”) formed pursuant to the agreement dated December 20, 1945, between Otto Haas, as grantor, and Girard Trust Company, Phoebe W. Haas, John C. Haas and F. Otto Haas, as original trustees, (ii) John C. Haas, John Otto Haas, Thomas Willaman Haas, William David Haas and Wachovia Bank, N.A., as trustees of the trust (Tax Identification No. 23-6226976) (the “Second 1945 Trust”) formed pursuant to the agreement dated December 21, 1945, between Phoebe W. Haas, as grantor, and Girard Trust Company, Otto Haas, John C. Haas and F. Otto Haas, as original trustees, (iii) John C. Haas, John Otto Haas, Thomas Willaman Haas, William David Haas and Wachovia Bank, N.A., as trustees of the trust (Tax Identification No. 23-6233446) (the “1955 Trust”) formed pursuant to the trust agreement dated August 3, 1955, between Otto Haas, as grantor, and F. Otto Haas, John C. Haas and The Philadelphia National Bank, as original trustees, (iv) John C. Haas, John Otto Haas, Thomas Willaman Haas, William David Haas and Wachovia Bank, N.A., as trustees of the trust (Tax Identification No. 23-6233448) (the “1956 Trust”) formed pursuant to the trust agreement dated as of September 28, 1956, between Otto Haas, as grantor, and F. Otto Haas, John C. Haas and The Philadelphia National Bank, as original trustees, (v) Carole Haas Gravagno, John Otto Haas, Thomas Willaman Haas and William David Haas as trustees of the Trust A - for issue of F. Otto Haas (Tax Identification No. 23-6524491) (the “1961 Trust A”) formed pursuant to the trust agreement dated August 24, 1961, between Phoebe W. Haas, as grantor, and F. Otto Haas and John C. Haas, as original trustees, and (vi) John C. Haas, David W. Haas, Leonard C. Haas and Frederick R. Haas as trustees of the Trust B - for issue of John C. Haas (Tax Identification No. 23-6524492) (the “1961 Trust B” and, together with the First 1945 Trust, the Second 1945 Trust, the 1955 Trust, the 1956 Trust and the 1961 Trust A, the “Shareholders” and each a “Shareholder”) formed pursuant to the trust agreement dated August 24, 1961, between Phoebe W. Haas, as grantor, and F. Otto Haas and John C. Haas, as original trustees.

WHEREAS, concurrently herewith the Purchaser, Ramses Acquisition Corp., a Delaware corporation wholly owned by the Purchaser (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) (unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Merger Agreement) pursuant to which the Purchaser will acquire the Company by merging Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation (the “Surviving Corporation”), subject to the terms and conditions of the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner of, and has the right to vote and dispose of, that number of shares of Company Common Stock (such shares, together with any other capital stock of the Company acquired by such Shareholder after the date hereof whether acquired directly or indirectly, upon the exercise of options, conversion of convertible securities or otherwise or in the event of any change in the capital stock of the Company by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transactions or any other extraordinary change in the corporate or capital structure of the Company, being collectively referred to herein as the “Shares”) set forth opposite its name on Schedule 1 hereto; and

WHEREAS, receipt of shareholder approval is a condition to the consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
VOTING

Section 1.1    Agreement to Vote.  Each Shareholder irrevocably and unconditionally hereby agrees that from and after the date hereof until the earlier of (a) receipt of the Company Stockholder Approval and (b) the termination of the Merger Agreement (such earliest time, the “Expiration Time”), at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written consent of the Company’s shareholders, each Shareholder will (i) appear at such meeting or otherwise cause its Owned Shares (as defined below) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by written consent, if applicable) all of such Shareholder’s Shares beneficially owned by such Shareholder as of the relevant time (the “Owned Shares”), (A) for approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement (without regard to any Company Change of Recommendation), (B) against any Company Alternative Proposal, without regard to the terms of such Company Alternative Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, (C) against any other action that is intended or could prevent, impede, or, in any material respect, interfere with, delay the transactions contemplated by the Merger Agreement, or (D) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement.

Section 1.2    Restrictions on Transfers.  The Shareholders hereby agree that, from the date hereof until the Expiration Time, they shall not, directly or indirectly, (a) sell, assign, transfer, give, mortgage, pledge, hypothecate, issue, bequeath or in any manner encumber or dispose of, or permit to be sold, assigned, transferred or to become subject to any Lien, whether voluntarily, involuntarily or by operation of law, with or without consideration (collectively, “Transfer”), any Owned Shares, (b) deposit any Owned Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (a) or (b).  Notwithstanding clauses (a) and (c) of the immediately preceding sentence,  the Shareholders may sell for cash to the Company or to any third party pursuant to any brokers’ transactions in accordance with Rule 144 of the Securities Act of 1933, as amended, up to that number of Owned Shares that (together with any dividends paid by the Company on such Owned Shares) is sufficient to pay the fees and expenses of the Shareholders and to provide for distributions by the Shareholders to their respective beneficiaries in amounts consistent with past practice, provided that the Shareholders shall not be entitled to sell Owned Shares, in the aggregate, in excess of one percent of the Company’s outstanding Common Stock in any three month period.

Section 1.3    Inconsistent Agreements.  Each Shareholder hereby agrees that, prior to the Expiration Time, he, she or it shall not enter into any agreement, contract or understanding with any person directly or indirectly to vote, grant a proxy or power of attorney or give instructions with respect to the voting of such Shareholder’s Owned Shares in any manner which is inconsistent with this Agreement.

ARTICLE II
NO SOLICITATION

Section 2.1    Restricted Activities.  Prior to the Expiration Time, each Shareholder in his, her or its capacity as a shareholder of the Company shall not, and shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly:  (a) solicit, initiate or knowingly encourage or take any other action knowingly to facilitate, any inquiry with respect to, or the making, submission or announcement of, any proposal or offer that constitutes, or may reasonably be expected to constitute, a Company Alternative Proposal, (b) enter into, maintain, participate in or continue any discussions or negotiations regarding, or furnish to any person (as defined in the Merger Agreement) any nonpublic information with respect to, any proposal that constitutes, or may reasonably be expected to constitute, a Company Alternative Proposal, or in response to any inquiries or proposals that may reasonably be expected to lead to any Company Alternative Proposal, except to notify such person as to the existence of the provisions of this Section 2.1, (c) agree to, approve, endorse or recommend any Company Alternative Proposal, (d) authorize or permit any Representative of such Shareholder to take any such action or (e) enter into any letter of intent or similar document or any agreement or commitment providing for any Company Alternative Proposal (the activities specified in clauses (a) through (e) being hereinafter referred to as the “Restricted Activities”); provided, however, that if the Company is engaging in Restricted Activities that the Shareholders reasonably believe are in compliance with the provisions of the Merger Agreement, the Shareholders and their Representatives may participate with the Company in such Restricted Activities.

Section 2.2    Notification.  Each Shareholder shall, and shall use its reasonable best efforts to cause such Shareholder’s Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may have been conducted heretofore with respect to a Company Alternative Proposal.  Each Shareholder shall promptly notify the Purchaser orally (and then in writing within twenty-four (24) hours) after it has received any proposal, inquiry, offer or request relating to or constituting a Company Alternative Proposal, any request for discussions or negotiations, or any request for information relating to such Shareholder in connection with a Company Alternative Proposal or a potential Company Alternative Proposal or for access to the properties or books and records thereof of which it or any of its Representatives is or becomes aware, or any amendments to the foregoing.  Such notice to the Purchaser shall indicate the identity of the person making such proposal and the terms and conditions of such proposal, if any.  Each Shareholder shall also promptly provide the Purchaser with (i) a copy of any written notice or other written communication from any person informing such Shareholder or its Representatives that it is considering making, or has made a proposal regarding, a Company Alternative Proposal, (ii) a copy of any Company Alternative Proposal (or any amendment thereof) received by the Shareholder, and (iii) such other details of any such Company Alternative Proposal that the Purchaser may reasonably request.  Thereafter, such Shareholder shall promptly (and in any event within twenty-four (24) hours) keep the Purchaser reasonably informed on a current basis of any change to the terms of any such Company Alternative Proposal.  This Section 2.2 shall not apply to any Company Alternative Proposal received by the Company.  The receipt of any such Company Alternative Proposal shall not relieve any Shareholder from any of its obligations hereunder.

Section 2.3     Capacity.  Each Shareholder is signing this Agreement solely in such Shareholder’s capacity as a shareholder of the Company and nothing contained herein shall limit or affect any actions taken by any Shareholder, or any trustee of any Shareholder, in his, her or its capacity as an officer or director of the Company, and no action taken in any such capacity as an officer or director shall be deemed to constitute a breach of this Agreement.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF SHAREHOLDERS

Section 3.1    Representations and Warranties.  Each Shareholder represents and warrants to the Company and the Purchaser as follows: (a) (i) each Shareholder who is an individual has full legal right and capacity to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (ii) each Shareholder that is not an individual is an entity duly organized or formed, and, if applicable, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, and such Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) assuming this Agreement constitutes the valid and binding agreement of the Company and the Purchaser, this Agreement constitutes the valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, (d) the execution and delivery of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any organizational or formation document of such Shareholder, any Law or agreement binding upon it, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except for filings with the Securities and Exchange Commission by the Shareholders, and (e) except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various states of the United States, such Shareholder owns, beneficially and of record, all of the Shares set forth opposite such Shareholders’ name on Schedule 1 (and any additional Shares acquired after the date hereof) free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this

Agreement) and has sole voting power and sole power of disposition with respect to such Shareholder’s Owned Shares, with no restrictions on such Shareholder’s rights of voting or disposition pertaining thereto (other than the Company’s rights of first offer to the Owned Shares of certain Shareholders pursuant to the trust documents of such Shareholders) and no person other than such Shareholder has any right to direct or approve the voting or disposition of any of such Shareholder’s Owned Shares.

Section 3.2    Covenants.  Each Shareholder:

(a)           agrees, prior to the Expiration Time, not to take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement;

(b)           hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Shareholder may have; and

(c)           agrees to promptly notify the Company and the Purchaser of the number of any new Shares acquired by such Shareholder after the date hereof and prior to the Expiration Time.  Any such Shares shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE COMPANY

Section 4.1    Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser and each Shareholder as follows: (a) each of this Agreement and the Merger Agreement has been duly and validly authorized by the Company’s Board of Directors, (b) each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer or other representative of the Company and (c) assuming this Agreement constitutes a valid and binding agreement of the Purchaser and each Shareholder, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Section 4.2    Covenants.  Solely in connection with the consummation of the transactions contemplated by this Agreement and the Merger Agreement, the Company hereby irrevocably waives, and agrees not to exercise, any rights of first offer to the Owned Shares of any Shareholder that the Company may have.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 5.1    Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company and each Shareholder as follows: (a) each of this Agreement and the Merger Agreement has been duly and validly authorized by the Purchaser’s Board of Directors, (b) each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer or other representative of the Purchaser and (c) assuming this Agreement constitutes a valid and binding agreement of the Company and each

Shareholder, this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

ARTICLE VI
TERMINATION

Section 6.1    Termination.  This Agreement shall automatically terminate and be of no further force or effect upon the Expiration Time, other than (i) Sections 3.2(b) and 4.2, which shall terminate upon termination of the Merger Agreement, and (ii) this Section 6.1 and Article VII, which shall survive any termination of this Agreement.  No such termination shall relieve any party hereto from any liability for any intentional breach of this Agreement occurring prior to such termination; provided, that in the event of the termination of the Merger Agreement and the payment by Company to Purchaser of the Termination Fee (as defined in the Merger Agreement) pursuant to the provisions thereof, the Shareholders shall have no liability for any breach of Article II occurring prior to such termination.

ARTICLE VII
MISCELLANEOUS

Section 7.1    Expenses.  Except as otherwise may be agreed in writing, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

Section 7.2    Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

To the Shareholders:

The First 1945 Trust
The Second 1945 Trust
The 1955 Trust
The 1956 Trust
1961 Trust A
1961 Trust B
Haas Trust Office
1717 Arch St., 14th Floor
Philadelphia, PA 19103
Attn:  Dr. Janet Haas, Executive Trust Advisor
Tel:    (215) 988-1830
Fax:    (215) 557-8077

Wachovia Bank, N.A., as Trustee
Calibre
1500 Market Street, PA 4394
Philadelphia PA 19102
Attn:  Jason Davis and Jack Ginter
Tel:    (215) 973-3155
Fax:   (215) 973-3191 / (215) 973-3190

With a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attn:   Richard Hall and Daniel L. Mosley
Tel:     (212) 474-1000
Fax:    (212) 474-3700

To the Company:

Rohm and Haas Company
100 Independence Mall West
Philadelphia, PA 19106
Attn:   Executive Vice President, General Counsel
and Corporate Secretary
Tel:    (215) 592-2915
Fax:    (215) 592-3726

With a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn:   Daniel A. Neff and Stephanie J. Seligman
Tel:     (212) 403-1000
Fax:    (212) 403-2000

To the Purchaser:

The Dow Chemical Company
2030 Dow Center
Midland, MI 48674
Attn:   Executive Vice President and General Counsel
Tel:     (989) 636-1000
Fax:     (989) 638-9347

With a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attn:  John A. Marzulli, Jr. and Scott D. Petepiece
Tel:    (212) 848-8590
Fax:    (212) 848-7179

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or scheduled to be received if so mailed.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 7.3    Amendments, Waivers, Etc.  At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company, the Purchaser and the Shareholders.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with his, her or its obligations hereunder, shall not constitute a waiver by such party of his, her or its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 7.4    Successors and Assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

Section 7.5    No Third Party Beneficiaries.  Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

Section 7.6    No Partnership, Agency, or Joint Venture.  This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 7.7    Entire Agreement.  This Agreement (including the attachment hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof.

Section 7.8    Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 7.9    Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 7.10    Jurisdiction.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the parties would not have any adequate remedy at law.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware.  The foregoing is in addition to any other remedy to which any party is entitled at law, in equity or otherwise.  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance applicable law, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 7.11    Waiver of Jury Trial.  Each Shareholder hereby waives, to the fullest extent permitted by applicable law, any right he, she or it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.  Each Shareholder certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any such litigation, seek to enforce the foregoing waiver.

Section 7.12    Construction.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a person are also to its permitted successors and assigns.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 7.13    Counterparts.  This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

[Signature Pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

ROHM AND HAAS COMPANY

By:	/s/ Robert A. Lonergan
Name:	Robert A. Lonergan
Title:	Executive Vice President

THE DOW CHEMICAL COMPANY

By:	/s/ Charles J. Kalil
Name:	Charles J. Kalil
Title:	Executive Vice President,
General Counsel and Corporate Secretary

THE FIRST 1945 TRUST THE SECOND 1945 TRUST THE 1955 TRUST THE 1956 TRUST

by
/s/ John C. Haas
	Name:	John C. Haas
	Title:	Trustee

by
/s/ John Otto Haas
	Name:	John Otto Haas
	Title:	Trustee

by
/s/ Thomas Willaman Haas
	Name:	Thomas Willaman Haas
	Title:	Trustee

by
/s/ William David Haas
	Name:	William David Haas
	Title:	Trustee

WACHOVIA BANK, N.A., as Trustee

by
/s/ Jason R. Davis
	Name:	Jason R. Davis
	Title:	Senior Vice President

1961 TRUST A

by
/s/ Carole Haas Gravagno
	Name:	Carole Haas Gravagno
	Title:	Trustee

by
/s/ John Otto Haas
	Name:	John Otto Haas
	Title:	Trustee

by
/s/ Thomas Willaman Haas
	Name:	Thomas Willaman Haas
	Title:	Trustee

by
/s/ William David Haas
	Name:	William David Haas
	Title:	Trustee

1961 TRUST B

by
/s/ John C. Haas
	Name:	John C. Haas
	Title:	Trustee

by
/s/ David W. Haas
	Name:	David W. Haas
	Title:	Trustee

by
/s/ Leonard C. Haas
	Name:	Leonard C. Haas
	Title:	Trustee

by
/s/ Frederick R. Haas
	Name:	Frederick R. Haas
	Title:	Trustee

SCHEDULE 1

Shareholder	Shares
John C. Haas, John Otto Haas, Thomas Willaman Haas, William David Haas and Wachovia Bank, N.A., as trustees of the trust (Tax Identification No. 23-6226975) (the “First 1945 Trust”) formed pursuant to the agreement dated December 20, 1945, between Otto Haas, as grantor, and Girard Trust Company, Phoebe W. Haas, John C. Haas and F. Otto Haas, as original trustees	2,279,788
John C. Haas, John Otto Haas, Thomas Willaman Haas, William David Haas and Wachovia Bank, N.A., as trustees of the trust (Tax Identification No. 23-6226976) (the “Second 1945 Trust”) formed pursuant to the agreement dated December 21, 1945, between Phoebe W. Haas, as grantor, and Girard Trust Company, Otto Haas, John C. Haas and F. Otto Haas, as original trustees	26,822,996
John C. Haas, John Otto Haas, Thomas Willaman Haas, William David Haas and Wachovia Bank, N.A., as trustees of the trust (Tax Identification No. 23-6233446) (the “1955 Trust”) formed pursuant to the trust agreement dated August 3, 1955, between Otto Haas, as grantor, and F. Otto Haas, John C. Haas and The Philadelphia National Bank, as original trustees	5,801,010
John C. Haas, John Otto Haas, Thomas Willaman Haas, William David Haas and Wachovia Bank, N.A., as trustees of the trust (Tax Identification No. 23-6233448) (the “1956 Trust”) formed pursuant to the trust agreement dated as of September 28, 1956, between Otto Haas, as grantor, and F. Otto Haas, John C. Haas and The Philadelphia National Bank, as original trustees	21,600,755
Carole Haas Gravagno, John Otto Haas, Thomas Willaman Haas and William David Haas as trustees of the Trust A - for issue of F. Otto Haas (Tax Identification No. 23-6524491) (the “1961 Trust A”) formed pursuant to the trust agreement dated August 24, 1961, between Phoebe W. Haas, as grantor, and F. Otto Haas and John C. Haas, as original trustees	3,473,652
John C. Haas, David W. Haas, Leonard C. Haas and Frederick R. Haas as trustees of the Trust B - for issue of John C. Haas (Tax Identification No. 23-6524492) (the “1961 Trust B”) formed pursuant to the trust agreement dated August 24, 1961, between Phoebe W. Haas, as grantor, and F. Otto Haas and John C. Haas, as original trustees	3,473,652